EXHIBIT 99.1

FNBH BANCORP, INC.

Date Submitted: January 30, 2008 NASDAQ Symbol: FNHM	Contact: Janice B. Trouba Senior Vice President and Chief Financial Officer (517) 545-2213

FNBH Bancorp, Inc. Announces
Year End 2007 Results

Management of FNBH Bancorp, Inc., holding company of First National Bank in Howell, announced the financial results for the year ended December 31, 2007. The Corporation reported a net loss for the year of $6,556,000 compared to net income of $5,586,000 in 2006. For the quarter ended December 31, 2007, a net loss of $205,000 was reported compared to net income of $1,231,000 for the same period last year.

The reduction in net income is primarily the result of a $14,030,000 loan loss provision in 2007 compared to $2,639,000 in 2006. Over the same period, net interest income also decreased by $3,235,000. Average balances of earning assets decreased $17 million in 2007 from their 2006 averages. The yield on earning assets fell in 2007 as compared to 2006 due to the cuts in the prime lending rate, while the rates paid on deposits increased due to competitive pressures. Although, this reduced the net interest margin by 58 basis points to 4.36%, it remains very strong and compares well against peer banks.

The provision for loan losses increased in 2007 due to the charge offs on loans offered for sale in the second and third quarters of 2007, the overall slowdown in the economy and the substantial declines in real estate values, primarily residential real estate. Loan customers continue to feel the ill effects of Michigan’s economy, especially the slow down in real estate sales. Nonperforming loans totaled $14,573,000 at December 31, 2007 compared to $12,487,000 at December 31, 2006 after the sale of approximately $15 million of primarily nonperforming loans (before write downs and losses on sale). Net chargeoffs rose to $10,905,000 in 2007 from $2,155,000 for 2006 and impaired loans (those loans in nonaccrual status plus loans with specific loan loss reserve allocations) grew to $16.9 million at December 31, 2007 from $15.5 million at December 31, 2006.

Also impacting earnings was a decrease in noninterest income of $824,000 primarily due to the sale of investment securities in the second quarter of 2007 resulting in a loss of $548,000 and lower service charges and loan fees of $329,000. Noninterest expense increased $2,866,000 due to the loss on sale/writedown of commercial loans held for sale of $4,312,000, which was partially offset by lower operating costs.

Total assets have declined, ending the year at $433 million compared to $474 million at December 31, 2006. Loans were down 9.5% in 2007 due to the loan sale discussed above, as well as the lack of growth due to the deteriorating economy in Michigan throughout 2007. Deposits also ended the year down from prior year-end at $380 million, a decline of 6.4%. Capital remained strong at $41 million or 9.4% of assets.

FNBH Bancorp, Inc. and First National Bank remain well capitalized under applicable regulatory guidelines and requirements, despite this difficult year. Based on this capital position as well as the expectation of improved performance in 2008, FNBH Bancorp, Inc. is announcing a dividend to be paid on February 15, 2008 to shareholders of record as of February 1, 2008 in the amount of $.08 per share. While this represents a decrease in the dividend paid as compared to February 2007, the Board of Directors and management feel that a reduction is warranted due to the results of the past year and the ongoing difficulties in the local economy.

FNBH Bancorp, Inc., the parent company of First National Bank in Howell, a financial services company headquartered in Howell, Michigan, is a full service bank offering commercial and retail banking services, and investment management. First National Bank, with assets of $433 million and nine offices, has served Livingston County for over 100 years. The Company’s stock is traded on the NASDAQ Bulletin Board (FNHM) and can be purchased by calling Howe Barnes Hoeffer & Arnett, at (800)800-4693, Monroe Securities Inc., at (312)327-2535, Stifel, Nicolaus & Co., Inc. at (800)676-0477, or Hill, Thompson, Magid & Co., Inc. at (866)291-6316.

Consolidated Balance Sheets
(Unaudited)

	December 31, 2007	December 31, 2006

Assets
Cash and due from banks	$13,400,674	$16,373,845
Short term investments	16,509,953	2,747,642

Total cash and cash equivalents	29,910,627	19,121,487
Certificates of deposit	4,025,000	4,711,000
Investment Securities:
Investment securities held to maturity, net (fair value of $15,600,812
at December 31, 2007 and $17,030,269 at December 31, 2006)	15,394,165	16,808,685
Investment securities available for sale, at fair value	14,005,338	24,480,256
Mortgage-backed/CMO securities available for sale, at fair value	8,237,772	11,930,591
FHLBI and FRB stock, at cost	994,950	994,950

Total investment securities	38,632,225	54,214,482

Loans held for investment:
Commercial	301,027,391	328,665,048
Consumer	21,887,904	27,720,360
Real estate mortgage	24,960,574	28,195,754

Total loans held for investment	347,875,869	384,581,162
Less allowance for loan losses	(10,314,161)	(7,597,900)

Net loans held for investment	337,561,708	376,983,262
Premises and equipment, net	9,138,784	9,704,111
Other real estate owned, held for sale	1,523,079	1,629,250
Accrued interest and other assets	12,103,045	7,532,112

Total assets	$432,894,468	$473,895,704

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$56,505,803	$62,681,088
NOW	35,027,009	41,275,379
Savings and money market	121,641,368	113,906,147
Time deposits	159,357,927	170,126,892
Brokered certificates of deposit	7,046,389	17,554,785

Total deposits	379,578,496	405,544,291
Other borrowings	9,152,190	13,480,813
Accrued interest, taxes, and other liabilities	3,536,600	4,878,126

Total liabilities	392,267,286	423,903,230
Stockholders' Equity
Common stock, no par value. Authorized 4,200,000 shares; 3,045,153 shares issued and outstanding at December 31, 2007 and 3,074,528
shares issued and outstanding at December 31, 2006	6,141,835	6,005,835
Retained earnings	33,545,396	43,625,997
Deferred directors' compensation	859,609	725,186
Accumulated other comprehensive loss, net	80,342	(364,544)

Total stockholders' equity	40,627,182	49,992,474

Total liabilities and stockholders' equity	$432,894,468	$473,895,704

Consolidated Statements of Income
(Unaudited)

	Three months ended December 31		Year ended December 31

	2007	2006	2007	2006

Interest and dividend income:
Interest and fees on loans	$6,419,150	$7,366,404	$27,819,662	$28,986,420
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMO's	301,570	371,880	1,277,759	1,592,919
Obligations of states and political subdivisions	163,432	181,033	680,515	743,800
Corporate bonds	-	-	-	17,560
Other securities	12,111	13,472	47,070	54,202
Interest on certificates of deposit	48,011	56,743	189,233	264,410
Interest on short term investments	50,092	6,449	159,074	159,633

Total interest and dividend income	6,994,367	7,995,981	30,173,314	31,818,944

Interest expense:
Interest on deposits	2,663,829	2,771,644	11,366,317	9,871,304
Interest on other borrowings	133,985	235,907	518,395	423,970

Total interest expense	2,797,814	3,007,551	11,884,712	10,295,274

Net interest income	4,196,553	4,988,430	18,288,602	21,523,670

Provision for loan losses	2,192,000	500,000	14,029,666	2,639,000

Net interest income after provision for loan losses	2,004,553	4,488,430	4,258,936	18,884,670

Noninterest income:
Service charges and other fee income	844,943	891,378	3,308,112	3,636,856
Trust income	105,781	83,946	401,768	333,918
Gain on sale of mortgage loans	4,489	19,800	39,345	57,208
Gain (loss) on available for sale securities	-	-	(547,571)	-
Other	2,712	369	5,422	2,986

Total noninterest income	957,926	995,493	3,207,077	4,030,968

Noninterest expense:
Loss on sale/writedown of commercial loans held for sale	-	-	4,311,528	-
Salaries and employee benefits	1,552,784	1,804,697	6,644,273	7,925,738
Net occupancy expense	344,613	302,108	1,218,720	1,169,337
Equipment expense	121,225	128,913	487,532	523,726
Professional and service fees	508,674	431,144	2,035,141	1,859,736
Computer service fees	149,590	119,300	575,452	364,333
Printing and supplies	73,124	45,666	312,256	271,167
Director fees	57,664	82,015	300,428	335,087
Advertising	23,325	70,834	160,601	306,211
Other	428,441	766,781	1,759,179	2,183,885

Total noninterest expense	3,259,440	3,751,458	17,805,110	14,939,220

Income (loss) before federal income taxes (credit)	(296,961)	1,732,465	(10,339,097)	7,976,418
Federal income taxes (credit)	(91,670)	501,502	(3,782,909)	2,390,422

Net income (loss)	$(205,291)	$1,230,963	$(6,556,188)	$5,585,996

Per share statistics:
Basic EPS	$(0.07)	$0.40	$(2.13)	$1.76
Diluted EPS	$(0.07)	$0.40	$(2.13)	$1.76
Dividends	$0.21	$0.21	$0.84	$0.84
Basic average shares outstanding	3,073,721	3,137,517	3,074,732	3,177,093
Diluted average shares outstanding	3,073,721	3,137,611	3,074,732	3,177,146

FNBH Bancorp’s stock price can be found on the NASDAQ Bulletin Board under the symbol FNHM. Purchases can be made by calling Howe Barnes Hoefer & Arnett at (800)800-4693, Monroe Securities, Inc. at (800)766-5560, Stifel, Nicolaus & Co., Inc., at (800)676-0477 or Hill, Thompson, Magid &Co., Inc. at (866)291-6316.